Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Funko, Inc. of our report dated March 12, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Funko, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 12, 2026

PricewaterhouseCoopers LLP, 1420 Fifth Avenue, Suite 2800, Seattle, Washington 98101
T: (206) 398 3000, www.pwc.com/us